Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2011 FIRST QUARTER PROFIT

WATERBURY, Conn., April 15, 2011 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced consolidated net income available to common shareholders of $33.5 million or $.36 per diluted share, for the quarter ended March 31, 2011, compared to $25 million or $.30 per diluted share, for the quarter ended December 31, 2010.

Key points for the quarter compared to the fourth quarter of 2010 (unless otherwise noted):

Improved net interest margin of 3.44 percent compared to 3.40 percent, and compared to 3.28 percent for the first quarter a year ago.

Higher average interest-earning assets of $16.71 billion compared to $16.42 billion, and compared to $16.46 billion for the first quarter a year ago.

Growth in commercial non-mortgage loans of 3.3 percent and commercial real estate loans of 1.0 percent.

Continued improvement in asset quality as indicated by a 4.3 percent reduction in non-performing loans.

Reduced provision for loan losses of $10.0 million compared to $15.0 million, and compared to $43.0 million for the first quarter a year ago.

Deposit growth of $516 million, or 3.8 percent, primarily in retail, small business, government, and HSA Bank, combined.

Webster Chairman and Chief Executive Officer James C. Smith said, “Webster’s operating performance continues to improve. Higher earnings for the quarter were driven primarily by further improvement in asset quality along with a higher net interest margin and higher level of interest-earning assets, including growth in business lending. The growth in deposits reflects our focus on expanding relationships in multiple lines of business.”

Net interest income

•

The net interest margin increased by 4 basis points to 3.44 percent, reflecting a 4 basis point decline in the cost of funds partially offset by a 1 basis point decline in the yield on interest-earning assets.

•	Average interest-earning assets totaled $16.7 billion, up from $16.4 billion.

Provision for loan losses

•

Of the $10.0 million provision for loan losses recorded in the quarter, $8.7 million was related to the Company’s continuing portfolios, and $1.3 million was related to the liquidating portfolio. In the fourth quarter of 2010, of the $15.0 million provision for loan losses recorded, $12.5 million was related to the Company’s continuing portfolios, and $2.5 million was related to the liquidating portfolio.

•

Net charge-offs were $33.7 million for both quarters ended March 31, 2011 and December 31, 2010; $29.2 million was related to the continuing portfolios compared to $27.4 million for the previous quarter, and $4.5 million was related to the liquidating portfolio compared to $6.3 million for the previous quarter.

Webster Vice Chairman and Chief Operating Officer, Jerry Plush, stated, “Improvement in key asset quality indicators, including the fifth consecutive quarter of lower new non-accrual loans, continued strong coverage of the allowance for loan losses to non-performing loans, and further reduction in the level of classified loans, resulted in lower provision expense this quarter. We also continue to explore opportunities to expedite further reductions in non-performing asset levels to minimize the impact carrying these assets has on ongoing operating results.”

Non-interest income

•

Total non-interest income declined $2.8 million compared to the fourth quarter, primarily from reduced net gains on investment securities of $377,000 compared to $2.3 million for the fourth quarter. First quarter results include higher deposit services fees of $314,000, higher wealth and investment services of $70,000, and increased other income of $1.6 million, which were offset by lower loan related fees of $1.7 million, due in part to lower origination volumes and to decreased income from mortgage banking activities, which were $969,000 lower compared to the fourth quarter.

Non-interest expenses

•

Non-interest expenses increased $1.2 million from the fourth quarter. Compensation and benefits rose by $3.1 million compared to the fourth quarter, reflecting the seasonal increase in employer payroll taxes and benefit matches that reset in the first quarter of each year. Occupancy expense increased $864,000, primarily the result of higher snow removal expense, and marketing expense increased $1.2 million related to new campaigns and branding efforts compared to the fourth quarter. Offsetting these increases were a $2.1 million reduction in professional services and a $1.2 million reduction in other expense compared to the fourth quarter. Loan workout expenses were lower by $428,000, and foreclosed and repossessed asset expenses and write-downs were lower by $435,000 and $363,000, respectively, compared to the fourth quarter.

Income taxes

The Company recorded $12.3 million of income tax expense in the quarter on the $44.6 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 27.6 percent.

Investment securities

•

Total investment securities were $5.4 billion at March 31, 2011 compared to $5.5 billion at December 31, 2010. The carrying value of the available for sale portfolio included $35.9 million in net unrealized gains compared to net unrealized gains of $29.9 million at December 31, while the carrying value of the held to maturity portfolio does not reflect $73.7 million in net unrealized gains compared to net unrealized gains of $69.3 million at December 31.

Loans

•

Total loans were $11.0 billion at both March 31, 2011 and December 31, 2010. Originations for the first quarter consisted of $135 million in residential, $175 million in commercial non-mortgage, $118 million in consumer, $19 million in equipment finance, $47 million in asset based lending, and $55 million in commercial real estate. In the quarter, residential mortgage loans increased by $2.8 million, while consumer loans declined by $47.7 million. Commercial non-mortgage loans and asset based lending increased $55.0 million and $28.6 million, respectively, while equipment finance declined $67.5 million.

Asset quality

•

Total non-performing loans were $261.9 million, or 2.38 percent, of total loans at March 31, 2011 compared to $273.6 million, or 2.48 percent, at December 31, 2010. The decrease in non-performing loans reflects a combined decrease of $11.7 million, or 4.3 percent, in non-accrual loans. Paying non-performing loans totaled $76.9 million at March 31 compared to $95.7 million at December 31.

•

Past due loans for the continuing portfolios increased to $78.0 million at March 31 compared to $67.4 million at December 31. Included in past due loans at March 31 is a $13.5 million commercial real estate loan that contractually matured during the first quarter, is paying interest, and is expected to refinance in the second quarter. Past due loans for the liquidating portfolio were $6.0 million at March 31 compared to $6.1 million at December 31.

Deposits and borrowings

•

Total deposits were $14.1 billion at March 31, 2011 compared to $13.6 billion at December 31, 2010. Increases of $177.5 million in NOW, $235.2 million in money market, and $134.7 million in savings were offset by declines of $33.3 million and $40.3 million, in demand and certificates of deposits, respectively. Core to total deposits and loans to deposits were both 78 percent, compared to 77 percent and 81 percent, respectively, at December 31.

•	Total borrowings were $1.8 billion at March 31 compared to $2.4 billion at December 31. Borrowings represented 10 percent of total assets at March 31 compared to 14 percent at December 31.

Capital

•

The tangible common equity and Tier 1 common equity to risk weighted assets ratios increased to 7.10 percent and 10.50 percent, respectively, compared to 6.82 percent and 9.92 percent at December 31, 2010.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $18.0 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 176 banking offices, 488 ATMs, mobile and telephone banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s fourth quarter earnings announcement will be held today, Friday, April 15, at 9:00 a.m. (Eastern) and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the

Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended
(In thousands, except per share data)	March 2011	December 2010	March 2010

Net income (loss) and performance ratios (annualized):

Net income attributable to Webster Financial Corporation	$34,296	$32,569	$1,421
Net income (loss) available to common shareholders	33,465	24,958	(6,069)
Net income (loss) per diluted common share	0.36	0.30	(0.08)
Return on average shareholders’ equity	7.66%	7.11%	0.30%
Return on average tangible equity	11.00	10.11	0.41
Return on average assets	0.76	0.73	0.03

Income (loss) and performance ratios, (annualized), attributable to Webster Financial Corporation from continuing operations:

Income from continuing operations	$32,301	$32,475	$1,421
Net income (loss) available to common shareholders	31,470	24,864	(6,069)
Net income (loss) from continuing operations per diluted common share	0.34	0.30	(0.08)
Return on average shareholders’ equity	7.21%	7.09%	0.30%
Return on average tangible equity	10.36	10.08	0.41
Return on average assets	0.72	0.73	0.03
Non-interest income as a percentage of total revenue	24.11	25.66	26.35
Efficiency ratio (a)	67.61	67.82	64.75

Asset quality:

Allowance for loan losses	$297,948	$321,665	$343,871
Non-performing assets	290,349	301,804	379,322
Allowance for loan losses / total loans	2.71%	2.92%	3.16%
Net charge-offs / average loans (annualized)	1.22	1.24	1.47
Non-performing loans / total loans	2.38	2.48	3.20
Non-performing assets / total loans plus OREO	2.63	2.73	3.47
Allowance for loan losses / non-performing loans	113.78	117.58	98.57

Other ratios (annualized):

Tangible capital ratio	7.27%	6.99%	7.39%
Tangible common equity ratio	7.10	6.82	5.53
Tier 1 risk-based capital ratio (c)	12.65	12.12	12.51
Total-risk based capital (c)	14.22	13.99	14.37
Tier 1 common equity / risk weighted assets (c)	10.50	9.92	7.90
Shareholders’ equity / total assets	10.10	9.83	10.24
Interest-rate spread	3.40	3.37	3.23
Net interest margin	3.44	3.40	3.28

Share and equity related:

Common equity	$1,786,114	$1,744,483	$1,521,932
Book value per common share	20.42	20.01	19.41
Tangible book value per common share	14.21	13.78	12.44
Common stock closing price	21.43	19.70	17.49
Dividends declared per common share	0.01	0.01	0.01

Common shares issued and outstanding	87,474	87,160	78,420
Basic shares (average)	86,896	78,663	77,922
Diluted shares (average)	92,554	82,766	77,922

Footnotes:

(a)	Calculated using SNL’s methodology - noninterest expense (excluding foreclosed property expenses, intangible amortization, goodwill impairments and other charges) as a percentage of net interest income (FTE basis) plus noninterest income (excluding gain/loss on securities and other charges).
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	The ratios presented are projected for the 2011 reporting period and actual for the 2010 reporting periods.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheets (unaudited)

(In thousands)	March 31, 2011	December 31, 2010	March 31, 2010

Assets:

Cash and due from banks	$170,691	$159,849	$158,065
Interest bearing deposits	104,982	52,811	162,193

Investment securities:
Trading, at fair value	—	11,554	—
Available for sale, at fair value	2,195,109	2,413,776	2,365,956
Held-to-maturity	3,211,047	3,072,453	2,915,923

Total securities	5,406,156	5,497,783	5,281,879

Loans held for sale	10,809	52,224	29,790

Loans:
Commercial	2,836,007	2,819,938	2,890,353
Commercial real estate	2,216,206	2,197,988	2,154,534
Residential mortgages	3,150,269	3,147,492	2,894,291
Consumer	2,811,568	2,859,221	2,957,342

Total loans	11,014,050	11,024,639	10,896,520
Allowance for loan losses	(297,948)	(321,665)	(343,871)

Loans, net	10,716,102	10,702,974	10,552,649

Prepaid FDIC premiums	52,121	57,548	73,752
Federal Home Loan Bank and Federal Reserve Bank stock	143,874	143,874	140,874
Premises and equipment, net	155,464	157,724	171,178
Goodwill and other intangible assets, net	549,767	551,164	555,355
Cash surrender value of life insurance policies	300,683	298,149	290,786
Deferred tax asset, net	95,209	104,774	121,010
Accrued interest receivable and other assets	259,088	259,194	487,184

Total Assets	$17,964,946	$18,038,068	$18,024,715

Liabilities and Equity:

Deposits:
Demand	$2,183,665	$2,216,987	$1,662,122
NOW	2,371,707	2,194,239	2,909,737
Money market	2,696,076	2,460,918	2,384,297
Savings	3,721,445	3,586,732	3,372,260
Certificates of deposit	3,030,707	3,071,030	3,613,735
Brokered	121,068	78,879	51,375

Total deposits	14,124,668	13,608,785	13,993,526

Securities sold under agreements to repurchase and other short-term	857,394	1,091,477	849,876
Federal Home Loan Bank advances	403,297	768,005	574,378
Long-term debt	570,637	582,837	588,540
Accrued expenses and other liabilities	184,320	203,898	162,678

Total liabilities	16,140,316	16,255,002	16,168,998

Webster Financial Corporation shareholders’ equity	1,815,053	1,773,422	1,846,076
Non controlling interests	9,577	9,644	9,641

Total equity	1,824,630	1,783,066	1,855,717

Total Liabilities and Equity	$17,964,946	$18,038,068	$18,024,715

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2011	2010
Interest income:
Interest and fees on loans and leases	$121,231	$123,350
Interest and dividends on securities	53,844	54,156
Loans held for sale	422	314

Total interest income	175,497	177,820

Interest expense:
Deposits	22,769	31,951
Borrowings	13,279	14,485

Total interest expense	36,048	46,436

Net interest income	139,449	131,384
Provision for loan losses	10,000	43,000

Net interest income after provision for loan losses	129,449	88,384

Non-interest income:
Deposit service fees	25,340	27,784
Loan related fees	4,829	6,005
Wealth and investment services	6,722	5,835
Mortgage banking activities	1,253	(138)
Increase in cash surrender value of life insurance policies	2,533	2,578
Net gain on investment securities	377	638
Other income	3,248	4,314

Total non-interest income	44,302	47,016

Non-interest expense:
Compensation and benefits	67,071	60,956
Occupancy	14,735	14,440
Technology and equipment expense	15,392	15,268
Marketing	5,520	4,791
Professional and outside services	2,430	2,602
Intangible assets amortization	1,397	1,397
Foreclosed and repossessed asset expenses	884	1,692
Foreclosed and repossessed asset (gains) write-downs	(315)	2,061
Loan workout expenses	1,800	1,925
Deposit insurance	5,781	6,085
Other expenses	13,865	11,344

	128,560	122,561
Provision for litigation and settlements	292	—
Branch and facility optimization	273	—
Fraud loss	—	11,056
Severance and other	—	7

Total non-interest expense	129,125	133,624

Income from continuing operations before income taxes	44,626	1,776
Income tax expense	12,326	355

Income from continuing operations	32,300	1,421
Income from discontinued operations, net of tax	1,995	—

Consolidated net income	34,295	1,421
Less: Net (loss) income attributable to noncontrolling interests	(1)	—

Net income attributable to Webster Financial Corp.	34,296	1,421
Preferred stock dividends	(831)	(5,455)
Preferred stock accretion and accounting adjustments	—	(2,035)

Net income (loss) available to common shareholders	$33,465	$(6,069)

Diluted shares (average)	92,554	77,922
Net income (loss) per common share available to common shareholders:
Basic
Income (loss) from continuing operations	$0.36	$(0.08)
Net income (loss)	0.38	(0.08)
Diluted
Income (loss) from continuing operations	0.34	(0.08)
Net income (loss)	0.36	(0.08)

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010
Interest income:
Interest and fees on loans and leases	$121,231	$121,944	$123,042	$122,447	$123,350
Interest and dividends on securities	53,844	51,652	53,182	55,443	54,156
Loans held for sale	422	433	79	144	314

Total interest income	175,497	174,029	176,303	178,034	177,820

Interest expense:
Deposits	22,769	23,787	26,409	30,482	31,951
Borrowings	13,279	13,892	15,160	15,210	14,485

Total interest expense	36,048	37,679	41,569	45,692	46,436

Net interest income	139,449	136,350	134,734	132,342	131,384
Provision for loan losses	10,000	15,000	25,000	32,000	43,000

Net interest income after provision for loan losses	129,449	121,350	109,734	100,342	88,384

Non-interest income:
Deposit service fees	25,340	25,026	26,822	29,345	27,784
Loan related fees	4,829	6,568	6,119	7,225	6,005
Wealth and investment services	6,722	6,652	6,220	6,218	5,835
Mortgage banking activities	1,253	2,222	1,658	427	(138)
Increase in cash surrender value of life insurance policies	2,533	2,650	2,677	2,612	2,578
Net gain on investment securities	377	2,295	1,262	18,192	638
Other income	3,248	1,639	2,510	1,501	4,314

Total non-interest income	44,302	47,052	47,268	65,520	47,016

Non-interest expense:
Compensation and benefits	67,071	64,001	60,124	60,327	60,956
Occupancy	14,735	13,871	13,777	13,546	14,440
Technology and equipment expense	15,392	16,044	15,886	15,657	15,268
Marketing	5,520	4,317	4,634	5,226	4,791
Professional and outside services	2,430	4,515	4,038	3,566	2,602
Intangible assets amortization	1,397	1,397	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	884	1,319	1,596	1,009	1,692
Foreclosed and repossessed asset (gains) write-downs	(315)	48	2,157	891	2,061
Loan workout expenses	1,800	2,228	3,477	2,200	1,925
Deposit insurance	5,781	5,407	5,882	7,161	6,085
Other expenses	13,865	15,057	13,650	16,135	11,344

	128,560	128,204	126,618	127,115	122,561
Provision for litigation and settlements	292	—	2,800	19,676	—
Branch and facility optimization	273	4,307	—	—	—
Fraud (recovery) loss	—	(5,195)	—	—	11,056
Severance and other	—	646	303	876	7

Total non-interest expense	129,125	127,962	129,721	147,667	133,624

Income from continuing operations before income taxes	44,626	40,440	27,281	18,195	1,776
Income tax expense	12,326	7,966	4,597	550	355

Income from continuing operations	32,300	32,474	22,684	17,645	1,421
Income from discontinued operations, net of tax	1,995	94	—	—	—

Consolidated net income	34,295	32,568	22,684	17,645	1,421
Less: Net (loss) income attributable to noncontrolling interests	(1)	(1)	(3)	7	—

Net income attributable to Webster Financial Corp.	34,296	32,569	22,687	17,638	1,421
Preferred stock dividends	(831)	(3,469)	(4,581)	(4,581)	(5,455)
Preferred stock accretion and accounting adjustments	—	(4,141)	(327)	(327)	(2,035)

Net income (loss) available to common shareholders	$33,465	$24,959	$17,779	$12,730	$(6,069)

Diluted shares (average)	92,554	82,766	82,128	82,721	77,922
Net income (loss) per common share available to common shareholders:
Basic
Income (loss) from continuing operations	$0.36	$0.32	$0.23	$0.16	$(0.08)
Net income (loss)	0.38	0.32	0.23	0.16	(0.08)
Diluted
Income (loss) from continuing operations	0.34	0.30	0.22	0.15	(0.08)
Net income (loss)	0.36	0.30	0.22	0.15	(0.08)

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest-Rate Spreads and Margin (unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Interest-rate spread
Yield on interest-earning assets	4.31%	4.32%	4.36%	4.37%	4.42%
Cost of interest-bearing liabilities	0.91	0.95	1.05	1.15	1.19

Interest-rate spread	3.40%	3.37%	3.31%	3.22%	3.23%

Net interest margin	3.44%	3.40%	3.36%	3.27%	3.28%

Consolidated Average Balances, Yields and Rates Paid (unaudited)

Three Months Ended March 31,	2011			2010
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,065,594	$121,231	4.39%	$10,976,610	$123,350	4.51%
Investment securities (b)	5,402,046	56,844	4.23	5,066,951	56,835	4.49
Loans held for sale	36,891	422	4.57	27,446	314	4.58
Federal Home Loan and Federal Reserve Bank stock	143,874	831	2.34	140,874	716	2.06
Interest bearing deposits	61,308	34	0.22	250,458	162	0.26

Total interest-earning assets	16,709,713	179,362	4.31	16,462,339	181,377	4.42

Non-interest-earning assets	1,333,398			1,398,593

Total assets	$18,043,111			$17,860,932

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,161,761	$—	—%	$1,641,654	$—	—%
Savings, NOW and money market	8,642,941	10,583	0.50	8,365,705	13,878	0.67
Certificates of deposit	3,110,684	12,186	1.59	3,783,167	18,073	1.94

Total deposits	13,915,386	22,769	0.66	13,790,526	31,951	0.94

Securities sold under agreements to repurchase and other short-term borrowings	994,718	3,562	1.43	828,213	4,003	1.93
Federal Home Loan Bank advances	554,562	3,355	2.42	576,674	4,418	3.06
Long-term debt	581,578	6,362	4.38	588,800	6,064	4.12

Total borrowings	2,130,858	13,279	2.49	1,993,687	14,485	2.91

Total interest-bearing liabilities	16,046,244	36,048	0.91	15,784,213	46,436	1.19

Non-interest-bearing liabilities	196,361			150,447

Total liabilities	16,242,605			15,934,660

Noncontrolling interests	9,635			9,641

Webster Financial Corp. shareholders’ equity	1,790,871			1,916,631

Total liabilities and equity	$18,043,111			$17,860,932

Tax-equivalent net interest income		143,314			134,941
Less: tax-equivalent adjustment		(3,865)			(3,557)

Net interest income		$139,449			$131,384

Interest-rate spread			3.40%			3.23%

Net interest margin			3.44%			3.28%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan Balances (unaudited)

(Dollars in thousands)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Loan Balances (actuals):
Continuing Portfolio:
Commercial	$1,709,592	$1,654,615	$1,562,633	$1,538,924	$1,539,975
Equipment financing	643,388	710,925	759,416	804,871	846,562
Asset based lending	483,027	454,398	495,317	487,842	503,816
Commercial real estate	2,160,097	2,138,314	2,041,237	2,044,264	2,057,361
Residential development	56,109	59,674	66,495	82,589	97,173
Residential mortgages	3,150,268	3,147,491	3,093,581	2,978,601	2,890,982
Consumer	2,642,533	2,682,645	2,702,920	2,722,348	2,750,084

Total continuing	10,845,014	10,848,062	10,721,599	10,659,439	10,685,953
Allowance for loan losses	(258,140)	(278,665)	(293,541)	(294,187)	(291,171)

Total continuing, net	10,586,874	10,569,397	10,428,058	10,365,252	10,394,782

Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1,558	2,383	3,309
Consumer	169,035	176,576	185,026	194,738	207,258

Total liquidating portfolio	169,036	176,577	186,584	197,121	210,567
Allowance for loan losses	(39,808)	(43,000)	(46,800)	(49,900)	(52,700)

Total liquidating, net	129,228	133,577	139,784	147,221	157,867

Total Loan Balances (actuals)	11,014,050	11,024,639	10,908,183	10,856,560	10,896,520
Allowance for loan losses	(297,948)	(321,665)	(340,341)	(344,087)	(343,871)

Loans, (net)	$10,716,102	$10,702,974	$10,567,842	$10,512,473	$10,552,649

Loan Balances (average):
Continuing Portfolio:
Commercial	$1,691,452	$1,570,641	$1,555,430	$1,542,994	$1,520,157
Equipment finance	688,767	733,611	784,215	825,581	871,972
Asset based lending	488,181	488,639	496,871	497,673	523,938
Commercial real estate	2,144,904	2,049,658	2,039,180	2,049,162	2,062,769
Residential development	58,152	62,223	73,510	88,866	107,343
Residential mortgages	3,158,754	3,124,899	3,029,900	2,932,305	2,892,797
Consumer	2,662,454	2,693,191	2,714,835	2,737,076	2,780,063

Total continuing	10,892,664	10,722,862	10,693,941	10,673,657	10,759,039
Allowance for loan losses	(280,589)	(288,003)	(295,414)	(294,079)	(291,281)

Total continuing, net	10,612,075	10,434,859	10,398,527	10,379,578	10,467,758

Liquidating Portfolio:
NCLC	1	1,246	1,975	2,574	4,558
Consumer	172,929	180,888	190,104	201,766	213,013

Total liquidating portfolio	172,930	182,134	192,079	204,340	217,571
Allowance for loan losses	(39,808)	(43,000)	(46,800)	(49,900)	(52,700)

Total liquidating, net	133,122	139,134	145,279	154,440	164,871

Total Loan Balances (average)	11,065,594	10,904,996	10,886,020	10,877,997	10,976,610
Allowance for loan losses	(320,397)	(331,003)	(342,214)	(343,979)	(343,981)

Loans, (net)	$10,745,197	$10,573,993	$10,543,806	$10,534,018	$10,632,629

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Non-performing Assets (unaudited)

(Dollars in thousands)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Non-performing loans:
Continuing Portfolio:
Commercial	$40,534	$34,366	$45,877	$48,533	$46,486
Equipment financing	16,602	20,482	23,300	28,271	32,985
Asset based lending	5,062	7,832	15,779	21,903	28,647
Commercial real estate	47,095	51,991	62,721	53,826	50,711
Residential development	17,300	15,477	19,487	26,941	34,651
Residential mortgages	53,578	53,768	55,517	60,512	70,908
Performing non-accrual residential mortgages	42,172	45,360	42,472	33,112	34,699
Consumer	22,065	23,592	24,129	23,290	27,832
Performing non-accrual consumer	9,657	10,983	10,765	8,348	5,735

Non-performing loans - continuing portfolio	254,065	263,851	300,047	304,736	332,654

Liquidating Portfolio:
NCLC	—	—	1,557	1,557	2,483
Performing non-accrual NCLC	—	—	—	825	826
Consumer	5,657	7,310	7,784	8,549	10,895
Performing non-accrual consumer	2,145	2,412	1,736	1,644	1,990

Non-performing loans - liquidating portfolio	7,802	9,722	11,077	12,575	16,194

Total non-performing loans	$261,867	$273,573	$311,124	$317,311	$348,848

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$19,959	$20,033	$17,916	$14,918	$13,464
Equipment financing	1,486	1,023	5,056	4,757	6,654
Asset based lending	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential development	—	—	—	—	—
Residential mortgages	5,056	5,794	5,883	4,309	4,461
Consumer	978	937	1,041	4,542	4,025

Total continuing	27,479	27,787	29,896	28,526	28,604

Liquidating Portfolio:
NCLC	1,003	444	2,380	2,939	1,744
Consumer	—	—	591	427	126

Total liquidating	1,003	444	2,971	3,366	1,870

Total other real estate owned and repossessed assets	$28,482	$28,231	$32,867	$31,892	$30,474

Total non-performing assets	$290,349	$301,804	$343,991	$349,203	$379,322

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

(Dollars in thousands)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Past due 30-89 days:

Accruing loans:

Continuing Portfolio:
Commercial	$8,746	$5,201	$9,026	$11,295	$17,124
Equipment financing	10,520	7,937	6,043	8,818	11,030
Asset based lending	—	—	—	—	—
Commercial real estate	22,229	11,006	7,354	11,069	16,950
Residential development	—	194	—	200	2,528
Residential mortgages	19,080	21,513	27,821	28,015	30,843
Consumer	17,457	21,539	25,546	27,378	27,099

Past Due 30-89 days - continuing portfolio	78,032	67,390	75,790	86,775	105,574

Liquidating Portfolio:
NCLC	—	—	—	—	—
Consumer	5,966	6,128	8,133	6,496	8,596

Past Due 30-89 days - liquidating portfolio	5,966	6,128	8,133	6,496	8,596

Accruing loans past due 90 days or more:	97	91	150	2,138	715

Total past due loans	$84,095	$73,609	$84,073	$95,409	$114,885

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Loan Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Beginning balance	$321,665	$340,341	$344,087	$343,871	$341,184
Provision	10,000	15,000	25,000	32,000	43,000
Allowance for sold loans	—	—	—	—	—

Charge-offs continuing portfolio:
Commercial	10,611	4,955	4,069	4,101	5,271
Equipment financing	1,134	4,079	3,972	3,601	5,108
Asset based lending	500	1,500	4,686	5,200	2,447
Commercial real estate	7,169	5,466	2,260	94	1,382
Residential development	191	871	1,167	2,110	5,131
Residential mortgages	3,318	3,998	2,666	3,067	4,455
Consumer	10,354	9,732	9,472	10,166	9,896

Charge-offs continuing portfolio	33,277	30,601	28,292	28,339	33,690

Charge-offs liquidating portfolio:
NCLC	32	1,566	—	1,170	70
Consumer	4,634	5,004	6,158	6,469	9,315

Charge-offs liquidating portfolio	4,666	6,570	6,158	7,639	9,385

Total charge-offs	37,943	37,171	34,450	35,978	43,075

Recoveries continuing portfolio:
Commercial	487	824	408	764	515
Equipment financing	1,469	1,042	1,473	1,100	952
Asset based lending	929	94	1,136	497	254
Commercial real estate	—	—	—	—	—
Residential development	—	—	616	172	—
Residential mortgages	67	284	380	141	80
Consumer	1,086	971	1,277	1,153	455

Recoveries continuing portfolio	4,038	3,215	5,290	3,827	2,256

Recoveries liquidating portfolio:
NCLC	61	194	73	217	302
Consumer	127	86	341	150	204

Recoveries liquidating portfolio	188	280	414	367	506

Total recoveries	4,226	3,495	5,704	4,194	2,762

Total net charge-offs	33,717	33,676	28,746	31,784	40,313

Ending balance	$297,948	$321,665	$340,341	$344,087	$343,871